UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐Preliminary Proxy Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒Definitive Proxy Statement

☐Definitive Additional Materials

☐Soliciting Material under § 240.14a-12

Battalion Oil Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒No fee required

☐Fee paid previously with preliminary materials

☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BATTALION OIL CORPORATION 820 Gessner Road, Suite 1100 Houston, Texas 77024 832.538.0300

NOTICE OF 2026 Annual Meeting of Stockholders

April 30, 2026

To the Stockholders of Battalion Oil Corporation:

The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Battalion Oil Corporation (the “Company”) will be held on Thursday, June 11, 2026, at 11:00 a.m., Central Time, at Two Memorial City Plaza, 820 Gessner Road, Live Oak Training Center (1st Floor), Houston, Texas 77024, for the following purposes:

4
1.	To elect four directors to serve until the next annual meeting of stockholders in accordance with our certificate of incorporation and bylaws;
2.	To ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent registered public accountant for the fiscal year ending December 31, 2026; and
3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

If you were a stockholder as of the close of business on April 14, 2026 (the “Record Date”), you are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment thereof. Admittance at the Annual Meeting will be limited to stockholders of record as of the Record Date. Stockholders will need to provide a valid photo ID and proof of ownership of our common stock (e.g., the Notice, voting instruction form or brokerage statement).

We are pleased to furnish our proxy materials, including the Company’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2025, to each stockholder of record, over the Internet, as permitted by Securities and Exchange Commission rules. This process will enable us to provide you with a convenient way to access our proxy materials, while reducing the amount of paper necessary to produce these materials, as well as the costs associated with mailing these materials to all stockholders of record. Accordingly, on or about April 30, 2026, the Company mailed the Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of the Record Date and posted its proxy materials on the website referenced in the Notice. As more fully described in the Notice, all stockholders may choose to access the proxy materials on the website referred to in the Notice or may request a printed set of the proxy materials.

Your vote is important. Please vote your proxy promptly so your shares can be represented, even if you plan to attend the Annual Meeting in person. You can vote by Internet or by telephone by using the voting procedures described in the Notice, or by requesting a printed copy of the proxy materials (including the proxy card), and completing, signing and returning the proxy card enclosed by mail. All stockholders of record as of the Record Date are cordially invited to attend the Annual Meeting.

By order of the Board of Directors of Battalion Oil Corporation:

Jonathan D. Barrett, Chairman of the Board

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
The 2026 Annual Meeting of Stockholders TO BE HELD ON June 11, 2026

The Notice and our proxy materials, including the Company’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2025, are available on the Internet at www.proxyvote.com and at http://www.battalionoil.com/investors/annual-report-proxy-materials/.

i

820 Gessner Road, Suite 1100 ⁞ Houston, Texas 77024
Telephone: 832.538.0300

Proxy Statement

FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON June 11, 2026

General Information

These proxy materials are being furnished to you in connection with the solicitation of proxies by the board of directors (“Board”) of Battalion Oil Corporation, a Delaware corporation (referred to in this proxy statement as “Battalion,” the “Company,” “we,” “us,” or “our”), for use at the annual meeting of stockholders, and any adjournments or postponements thereof, to be held on Thursday, June 11, 2026 at 11:00 a.m., Central Time, at Two Memorial City Plaza, 820 Gessner Road, Live Oak Training Center (1st Floor), Houston, Texas 77024.

The Company is a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act of 1934, as amended (the “Exchange Act”). As a smaller reporting company, the Company is subject to certain scaled disclosure obligations, and we have elected to comply with certain of these reduced disclosure requirements in this proxy statement. For so long as we remain a smaller reporting company, we are permitted to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies, including, among other things, not being required to provide a Compensation Discussion and Analysis, and certain other tabular and narrative disclosures relating to executive compensation typically required for larger companies.

Electronic Availability of Proxy Statement and Annual Report

As permitted under the rules of the Securities and Exchange Commission (the “SEC”), Battalion is making this proxy statement and its Annual Report on Form 10-K, for the fiscal year ended December 31, 2025, available to its stockholders electronically via the Internet. On or about April 30, 2026, Battalion mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to its stockholders of record, as of the close of business on April 14, 2026 (the “Record Date”), which Notice sets forth instructions for accessing Battalion’s proxy materials electronically and instructions on how a stockholder can request to receive paper or e-mail copies of Battalion’s proxy materials.

Attendance and Participation

Attendance at the Annual Meeting will be limited to stockholders of record as of the Record Date. To be admitted to the Annual Meeting, you will be required to provide a photo ID and documentation showing that you owned common stock as of the Record Date. If you are a beneficial owner, you will also be required to provide the notice or voting instruction form you received from your broker, bank or other nominee or a brokerage statement reflecting your ownership of common stock as of the Record Date.

Even if you plan to attend the Annual Meeting in person, the Company strongly recommends that you vote your shares in advance (as described below) to ensure that your vote is counted, should you later be unable to attend the Annual Meeting.

Voting and Revocation of Proxies

If you provide specific voting instructions, your shares will be voted as you instruct. Whether you hold shares directly as a stockholder of record, or beneficially in street name, you may direct how your shares are voted at the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy or by voting at the Annual Meeting, and if you hold your shares in street name, you may vote by submitting voting instructions to your broker, trustee or other nominee.

You may cast your vote by proxy as follows:

Internet at www.proxyvote.com by following the instructions on the Notice, or if you received proxy materials by mail, the proxy card;
Telephone by calling 1-800-690-6903 and following the voice prompts; or
Mailing the completed, signed and dated proxy card if you received proxy materials by mail, in the pre-addressed postage-paid envelope enclosed therewith.

Unless you otherwise direct in your proxy, the individuals named in the proxy card will vote the shares represented by such proxy in accordance with the recommendations of our Board. If you hold your shares in street name, please refer to the proxy card forwarded by your broker, trustee or other nominee to see which voting options are available to you and for instructions on how to vote. If you vote by Internet or by telephone, you need not return your proxy card. Proxies granted by telephone or over the Internet, in accordance with the procedures set forth on the proxy card, will be valid under Delaware law.

If you sign the proxy card of your broker, trustee or other nominee but do not provide voting instructions, your shares will not be voted unless your broker, trustee or other nominee has discretionary authority to vote. When a broker, trustee or other nominee holding shares for a beneficial owner is unable to vote on a particular proposal because such broker, trustee or other nominee does not have discretionary authority to vote in the absence of timely instructions from the beneficial owner, this is referred to as a “broker non-vote.” Of the proposals that will be brought to a vote at our Annual Meeting, brokers will have discretionary voting authority only with respect to the ratification of the appointment of our independent registered public accounting firm. It is therefore particularly important that you indicate on the proxy card of your broker, trustee or other nominee how you want your shares to be voted in the election of the four director nominees named in this proxy statement and the other proposals to be voted upon at our Annual Meeting.

The Board is not aware of any business to be brought before the Annual Meeting other than as indicated in the Notice. If any other matter does come before the meeting, the persons named in the proxy card will vote the shares represented by the proxy in his or her best judgment.

Revocation of Proxy. A proxy may be revoked by a stockholder at any time prior to it being voted by delivering a revised proxy (by one of the methods described above) bearing a later date; voting in person at the Annual Meeting; or notifying our Corporate Secretary of the revocation in writing at our address set forth above in time to be received before the Annual Meeting.

Attendance at the meeting alone will not effectively revoke a previously executed and delivered proxy. If a proxy is properly executed and is not revoked by the stockholder, the shares it represents will be voted at the meeting in accordance with the instructions from the stockholder. If the proxy card is signed and returned without specifying choices, the shares will be voted in accordance with the recommendations of our Board. If your shares are held in an account at a broker, trustee or other nominee, you should contact your broker, trustee or other nominee to change your vote.

Record Date and Vote Required for Approval. The record date with respect to this solicitation is April 14, 2026. Our voting stock consists of issued and outstanding shares of our common stock. Except as otherwise required by law or the Company’s certificate of incorporation, holders of our preferred stock shall not be entitled vote on matters submitted to the Company’s stockholders for approval. All holders of record of our common stock as of the close of business on April 14, 2026, are entitled to vote at the Annual Meeting and any adjournment or postponement thereof for which a new record date has not been established. As of the record date, we had 21,468,836 shares of common stock outstanding each of which entitles its holder to one vote on each matter submitted to our stockholders. Our stockholders do not have cumulative voting rights. In accordance with our bylaws, the holders of a majority of our common stock issued and outstanding and entitled to vote at the Annual Meeting, represented in attendance or by proxy, shall constitute a quorum at the Annual Meeting. If a quorum is not present at the Annual Meeting, a vote for adjournment will be taken among the stockholders present or represented by proxy. If a majority of the stockholders present or represented by proxy vote for adjournment, it is our intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting. The place and date to which the annual meeting would be adjourned would be announced at the meeting, but would in no event be expected to be more than 30 days after the date of the Annual Meeting.

Election of director nominees requires that each director be elected by a majority of the votes present in attendance or represented by proxy at the Annual Meeting and entitled to vote on this matter, thus the number of shares voted “FOR” a nominee must exceed the number of shares voted as “Withhold” from such nominee. For purposes of determining the outcome for each nominee, abstentions and broker non-votes will not be counted as entitled to vote and will have no effect on the outcome of the vote.

Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountant requires the affirmative vote of a majority of the shares of voting stock present in person or represented by proxy at the meeting and entitled to vote on this matter. Abstentions will have the same effect as a vote against this proposal. Because this is a routine matter, brokers will have discretionary authority to vote on this proposal even if they have not received voting instructions from beneficial owners.

Proxy Solicitation. We will bear all costs relating to the solicitation of proxies. Our officers, directors and employees may solicit proxies personally, by mail, telephone, e-mail or other electronic means.

Voting Results. Preliminary voting results will be announced at the Annual Meeting. Final voting results will be disclosed in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

Advisory Vote on Executive Compensation. At our 2025 annual meeting of stockholders, we held an advisory vote on the frequency of future advisory votes on executive compensation, and our stockholders recommended that such votes be held every three years. In light of this recommendation, we intend to hold future advisory votes on executive compensation on a triennial basis. Accordingly, the next advisory vote on executive compensation is expected to occur at our 2028 annual meeting of stockholders.

Submission of Stockholder Proposals. The deadline for submitting stockholder proposals for inclusion in our proxy statement for our next annual meeting is 120 calendar days before the one year anniversary of the date of this proxy statement. See “Submission of Stockholder Proposals for Our Next Annual Meeting of Stockholders” below for additional information.

We will provide to any stockholder, without charge and upon written request, a copy (without exhibits, unless otherwise specified) of our Annual Report on Form 10-K, as filed with the SEC for the fiscal year ended December 31, 2025. Any such request should be directed to:

Battalion Oil Corporation
Attn: Corporate Secretary
820 Gessner Road, Suite 1100
Houston, Texas 77024,
telephone number: (832) 538-0300

The Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is not part of the proxy solicitation materials.

Proposal 1
—Election of Directors

Our Board is committed to recruiting and retaining directors for election who will provide value to the Board through their diversity of skills, experiences and backgrounds to support the oversight of the Company’s strategy and business objectives. The Board and the Nominating & Corporate Governance Committee annually evaluate the needs of the Board as a whole and each director’s skills, experience and overall qualifications including independence.

Our bylaws state that the number of directors will not be less than one nor more than seven directors. Following the resignations of two (2) former directors effective March 31, 2026, the Company set the size of the Board to consist of four (4) directors, which may be adjusted from time to time based on future Board appointments, if any. Our certificate of incorporation provides that each director nominee will then stand for election to a term expiring at the subsequent annual meeting of stockholders. Notwithstanding the expiration date of their term, each director holds office until his or her successor is duly elected and qualified, or until such director’s earlier death, incapacity, resignation or removal. As of the date of this proxy statement, our Board consists of four directors, three of whom have been determined to be independent under the applicable NYSE American corporate governance rules.

All of our current directors, Jonathan D. Barrett, Gregory S. Hinds, William D. Rogers and Matthew B. Steele have been nominated for re-election at the 2026 Annual Meeting. If Messrs. Barrett, Hinds, Rogers and Steele each receive a majority of votes cast in favor of his continued service on the Board, each will serve for a term expiring at the next annual meeting of stockholders.

If any nominee should for any reason become unable to serve prior to the date of the Annual Meeting, the shares represented by all valid proxies will be voted for the election of such other person as the Board may designate as a replacement following recommendation by the Nominating & Corporate Governance Committee, or the Board may reduce the number of directors to serve to eliminate the vacancy.

Director Nominees and Board Recommendations

The following table reflects the names and ages of our current directors, the positions and offices held and the length of their continuous service as a director:

Name	Director Since	Age	Position
Jonathan D. Barrett	May 2020	58	Director (Chairman of the Board); Committee: Nominating & Corporate Governance and Reserves
Gregory S. Hinds	Oct. 2019	62	Director; Committees: Audit, Compensation (Interim-Chair), and Reserves (Chair)
William D. Rogers	Jun. 2021	65	Director; Committees: Audit (Chair), Nominating & Corporate Governance (Chair) and Compensation
Matthew B. Steele	Apr. 2023	47	Director; Chief Executive Officer

The Board unanimously proposes and recommends that you vote “FOR” each of the nominees for re-election to the board of directors.

Directors:

Jonathan D. Barrett | Independent Director and Chairman of the Board

Director Bio and Qualification Highlights:

■Mr. Barrett is the President of Luminus Management LLC (“Luminus”), an investment management firm focused on investments across the capital structure of companies within the broader energy ecosystem.
■Mr. Barrett joined Luminus shortly after its founding in 2003 and has led the firm since 2011. From 2005 to 2007, he served as Managing Director and a member of the Investment Committee of LS Power Equity Advisors, the private equity arm of LS Power, a former affiliate of Luminus focused on the North American power and energy infrastructure industries.
■Prior to joining Luminus, Mr. Barrett was a Director in Salomon Smith Barney’s Merger and Acquisition Group.
■Mr. Barrett graduated with honors in Accounting from the University of Witwatersrand in Johannesburg, South Africa.
■He currently serves on the board of directors of Luminus affiliates, other private companies and certain non-profit organizations.

Gregory S. Hinds | Independent Director

Director Bio and Qualification Highlights:

■Mr. Hinds is the founder of Fenceline Minerals, LLC (“Fenceline”), a privately held company formed in 2017.
■Prior to forming Fenceline, Mr. Hinds served as Chief Operating Officer of Jagged Peak Energy, LLC (“Jagged Peak”) from its inception in April 2013 through March 2017.
■Prior to his tenure at Jagged Peak, Mr. Hinds was Chief Operating Officer of Ute Energy (“Ute”), a private equity-backed oil and gas company focused on the Uinta Basin of northeastern Utah, which was sold in November 2012.
■Earlier in his career, Mr. Hinds served as Vice President of Uinta Basin Assets for the Bill Barrett Corporation (“Bill Barrett”), where he was primarily responsible for the development of the West Tavaputs field as well as the Blacktail Ridge and Lake Canyon properties. Prior to joining Bill Barrett, he served as Geological Manager for Pennaco Energy and as an Exploration Geologist for Barrett Resources.
■Mr. Hinds holds a Bachelor of Science degree in Geology from Louisiana State University and a Master of Science degree in Geology from Texas A&M University. He is a Registered Professional Geologist in Utah, Wyoming and Texas.
■Mr. Hinds has previously served on the boards of directors of Terra Energy Partners, Altamont Energy, and Ridge Runner Resources.

Matthew B. Steele | Director and Chief Executive Officer

Director Bio and Qualification Highlights:

■Mr. Steele has served as a director and Chief Executive Officer of the Company since April 2023.
■Mr. Steele is a founder of CarbonPath, Inc. and has served as a member of its board of directors since March 2021.
■Previously, Mr. Steele served on the board of directors of Bowline Energy LLC from August 2021 to December 2023 and the board of directors of Bruin Management Operating LLC from March 2021 to October 2023.
■Additionally, from October 2021 to June 2023, Mr. Steele served as an independent consultant, providing operational, strategic transaction, and financial advisory services to multiple oil and gas companies.
■Prior to these roles, Mr. Steele founded Bruin E&P Partners LLC and served as Chief Executive Officer and President from September 2015 through March 2021.
■Mr. Steele holds a Bachelor of Science degree in Chemical Engineering, with Honors, from the University of Houston.

William D. Rogers | Independent Director

Director Bio and Qualification Highlights:

■Mr. Rogers is Managing Partner of CCE Advisory, LLC and CCE Investments LLC, providing advisory services to private equity infrastructure funds from 2019 to present.
■Previously, Mr. Rogers served as Executive Vice President and Chief Financial Officer of CenterPoint Energy from March 2015 to April 2019.
■Prior to his tenure at CenterPoint Energy, Mr. Rogers served as Vice President and Treasurer of American Water Works Company, Inc., the largest publicly traded United States water and wastewater utility company, from October 2010 to January 2015.
■Mr. Rogers also served as Chief Financial Officer of NV Energy, Inc. (“NV Energy”), an investor-owned utility headquartered in Las Vegas, from February 2007 to February 2010. During his tenure at NV Energy, he also held the positions of Vice President of Finance, Risk and Tax, and Corporate Treasurer.
■Before joining NV Energy in June 2005, Mr. Rogers was a managing director in capital markets group at Merrill Lynch and previously held a similar role at JPMorgan Chase in New York.
■Prior to his various roles across the utility, financial and banking industries, Mr. Rogers had a distinguished career as a commissioned officer in the United States Army.
■Mr. Rogers holds a Bachelor of Science Degree from the United States Military Academy and a Master of Business Administration degree, with a concentration in Accounting and Finance, from Duke University, and currently serves on the board of the Nicholas Institute for Energy, Environment and Sustainability ("NIEES") at Duke University.
■Mr. Rogers currently serves on the board of Endurans Solar Solutions, Inc. and previously served on the boards of directors of Grupo Protexa S.A. de C.V. (June 2020 to December 2025), Verdant Power Inc. (March 2021 to April 2022) and Enable GP, LLC, the general partner of Enable Midstream Partners, LP (February 2015 to March 2019). He has also served on the boards of numerous nonprofit organizations.

Additional information regarding the nominees for director, can be found under the sections entitled “Our Board of Directors and Its Committees,” “Security Ownership of Certain Beneficial Owners and Management,” and “Director Compensation” of this proxy statement.

Votes Required

Directors are elected by a majority vote of the votes present in person or represented by proxy and entitled to vote, thus the number of shares voted “FOR” a nominee must exceed the number of shares voted as “Withhold” from such nominee. For purposes of determining the outcome for each nominee, broker non-votes will not be counted as entitled to vote and will have no effect on the outcome of the vote. If you sign your proxy card but do not give instructions with respect to the voting of directors, your shares will be voted for each nominee for director. However, if you hold your shares in street name and do not instruct your broker how to vote in the election of directors, your shares will constitute a broker non-vote and will not be voted for any of the nominees. See the section of this proxy statement entitled “General Information—Voting and Revocation of Proxies.”

Our Board of Directors and its Committees

Meetings of Our Board of Directors and Committees of the Board

Our Board currently has four standing committees: Audit, Compensation, Nominating & Corporate Governance, and Reserves. Actions taken by our committees are reported to the full Board. Each committee conducts an annual evaluation of its duties and is expected to conduct an annual review of its charter and also has authority to retain, set the compensation for, and terminate consultants, outside counsel and other advisors as that committee determines to be appropriate. Our Board held twelve (12) meetings during 2025, including telephonic meetings, and acted by unanimous written consent two (2) times. Each director attended at least 75% of the total meetings of the Board and the committee(s) on which such director serves during the period that such director served as a director or as a member on such committee(s).

The written charter of each of the Board’s committees is available on our website at www.battalionoil.com.

Committees of the Board

Director	Audit	Compensation	Nominating & Corporate Governance	Reserves
Jonathan D. Barrett
Gregory S. Hinds		()
William D. Rogers
Matthew B. Steele

Meetings held in 2025	4	4	4	4

=	Chair; ( ) Interim Chair
=	Member

Audit Committee. The members of our Audit Committee are Gregory S. Hinds and William D. Rogers, with Mr. Rogers serving as the chairman. Our Board has determined that all members of our Audit Committee are financially literate within the meaning of SEC rules, under the current listing standards of the NYSE American and in accordance with our audit committee charter. Our Board has also determined that all members of the Audit Committee are independent, within the meaning of SEC and applicable NYSE American regulations for independence for audit committee members, under our corporate governance guidelines, and in accordance with our Audit Committee Charter. Our Board determined that Mr. Rogers is an “audit committee financial expert” (as defined under SEC rules) because he possesses: (i) an understanding of generally accepted accounting principles in the United States of America and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions. Mr. Rogers acquired these attributes through his educational background and by having held various positions that provided relevant experience, as described in his biography under “Proposal 1 —Election of Directors” above.

The Audit Committee is responsible for oversight of the Company’s risks relating to accounting matters, financial reporting, cybersecurity matters and related legal and regulatory compliance. The Audit Committee annually considers the qualifications and evaluates the performance of our independent auditor and selects and engages our independent auditor. The Audit Committee meets quarterly with representatives of the independent auditor and is available to meet at the request of the independent auditor. During these meetings, the Audit Committee receives reports regarding our books of accounts, accounting procedures, financial statements, audit policies and procedures, internal accounting and financial controls, and other matters within the scope of the Audit Committee’s duties. The Audit Committee reviews the plans for and the results of audits for us and our subsidiaries. The Audit Committee reviews the independence of the independent auditor and considers and authorizes the fees for both audit and non-audit services provided by the independent auditor.

Compensation Committee. The members of our Compensation Committee are Gregory S. Hinds and William D. Rogers, with Mr. Hinds serving as the interim chair. Our Board has determined that each member of the Compensation Committee meets the NYSE American standards for independence, and is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, an “outside director” as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and meets the enhanced independence requirements set forth in Rule 10C-1 under the Exchange Act.

The Compensation Committee is entrusted with the overall responsibility for establishing, implementing and monitoring the compensation for our executive officers, administers the Battalion Oil Corporation 2020 Long-Term Incentive Plan (as amended, the “Plan”), and recommends awards and other stock-based grants under the Plan for our executive officers.

Our Compensation Committee may engage an outside independent compensation-consulting firm or seek other third-party advisement to assist the Board and the Compensation Committee in crafting our compensation program for our executive officers and to assist the Board in determining compensation for our non-employee directors. In connection with any engagement, the independent compensation consultant is tasked with, among other things, making recommendations to the Compensation Committee regarding an appropriate compensation peer group, assisting the Compensation Committee in establishing a competitive executive compensation program and making recommendations and providing analysis regarding the compensation of our executive officers, including the named executive officers, discussed below under the heading “Executive Compensation.”

Nominating & Corporate Governance Committee. The members of our Nominating & Corporate Governance Committee are Jonathan D. Barrett and William D. Rogers, with Mr. Rogers serving as the chairman. Our Board has determined that all members of the Nominating & Corporate Governance Committee are independent pursuant to the applicable NYSE American rules, under our corporate governance guidelines, and in accordance with our Nominating & Corporate Governance Committee Charter.

Our Nominating & Corporate Governance Committee is responsible for identifying qualified candidates to be presented to our Board for nomination as directors, ensuring that our Board and our organizational documents are structured in a way that best serves our practices and objectives, and developing and recommending a set of corporate governance principles. The Nominating & Corporate Governance Committee may consider candidates for our Board from any reasonable source, including a search firm engaged by the Nominating & Corporate Governance Committee, recommendations of the Board, management or nominations from our stockholders, in accordance with the procedures set forth in our bylaws. Although there is no specific policy regarding the consideration of diversity in identifying candidates, our Nominating & Corporate Governance Committee seeks to ensure the Board has diverse representation and the necessary skills to meet the corporate objectives and may consider whether the nominee, if elected, assists in achieving a mix of Board members that represents a diversity of thoughts, industry experience, corporate and technical experience, age, gender, racial and ethnic background.

Reserves Committee. The members of our Reserves Committee are Gregory S. Hinds and Jonathan D. Barrett, with Mr. Hinds serving as the chairman. Our Reserves Committee is composed solely of non-employee directors who are independent under our corporate governance guidelines and in accordance with our Reserves Committee Charter. Our Reserves Committee assists our Board with oversight in the preparation by independent petroleum engineers of annual and any special reserve reports and/or audits of the estimated amounts of our consolidated hydrocarbon reserves and related information. The Reserves Committee selects, engages and determines funding for the independent petroleum engineers, who evaluate our hydrocarbon reserves, and also determines their independence from the Company in accordance with, among other things, the Standards Pertaining to the Estimating and Auditing of Oil and Gas Reserves Information promulgated by the Society of Petroleum Engineers.

Corporate Governance Matters

Corporate Governance Web Page and Available Documents. We maintain a corporate governance page on our website at www.battalionoil.com/investors/corporate-governance where you can find the following documents:

●	our Corporate Governance Guidelines;
●	our Code of Ethics for the Chief Executive Officer and Senior Financial Officers;
●	our Code of Conduct;
●	our Amended and Restated Insider Trading Policy;
●	our Regulation FD Policy; and
●	charters of our Audit, Compensation, Nominating & Corporate Governance, and Reserves Committees.

Notwithstanding any reference to our website contained in this proxy statement, the information you may find on our website is not part of this proxy statement. We will provide a printed copy of these documents, without charge, to stockholders who request copies in writing from:

Battalion Oil Corporation
Attn: Corporate Secretary
820 Gessner Road, Suite 1100
Houston, Texas 77024

Director Independence. The current listing standards of the NYSE American require that our Board affirmatively determine the independence of each director and disclose such determination in the proxy statement for each annual meeting of our stockholders. On March 24, 2026, the Board affirmatively determined that each of Jonathan D. Barrett, Gregory S. Hinds, and William D. Rogers is an “independent director” under the guidelines described below and the applicable independence rules of the NYSE American.

In connection with its assessment of independence, our Board reviewed information regarding relevant relationships, arrangements or transactions between the Company and each director or parties affiliated with such director. Our Board has established the standards set forth below for determining director independence in our corporate governance guidelines.

A majority of the directors on our Board must be “independent.” No director qualifies as “independent” unless the Board affirmatively determines that such director has no “material relationship” with the Company, either directly, or as a partner, stockholder or officer of an organization that has a relationship with the Company. A “material relationship” is a relationship that the Board determines, after consideration of all relevant facts and circumstances, compromises the director’s independence from management. Our Board’s determination of independence must be consistent with all applicable requirements of the NYSE American, the SEC, and any other applicable legal requirements. Our Board may adopt specific standards or guidelines for independence in its discretion from time to time, consistent with those requirements.

Our corporate governance guidelines set forth our policy with respect to qualifications of the members of the Board, the standards of director independence, director responsibilities, Board meetings, director access to management and independent advisors, director orientation and continuing education, director compensation, management evaluation and succession, annual performance evaluation of the Board, and executive sessions.

Nomination Process. The Nominating & Corporate Governance Committee will consider stockholder nominees for election as directors. Any stockholder nominations must be received by us not less than sixty (60) days nor more than ninety (90) days prior to the annual meeting; provided however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Nominations should be delivered to the Nominating & Corporate Governance Committee at the following address:

Nominating & Corporate Governance Committee
c/o Battalion Oil Corporation
Attn: Corporate Secretary
820 Gessner Road, Suite 1100
Houston, Texas 77024

The stockholder’s nomination notice must set forth: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (a) the name, age, business address and residence address of the person; (b) the principal occupation or employment and business experience of the person for at least the previous five years; (c) the class and number of shares of our capital stock which are beneficially owned by the person; and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the rules and regulations of the SEC under Section 14 of the Exchange Act; and (ii) as to the stockholder giving the notice: (a) the name and record address of the stockholder; and (b) the class and number of shares of our capital stock beneficially owned by the stockholder. Such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director, if elected. We may require any proposed nominee to furnish such other information as may reasonably be required by us to determine the eligibility of such proposed nominee to serve as a director.

In considering possible candidates for election as a director, the Nominating & Corporate Governance Committee is guided by the principles that each director should be an individual of high character and integrity and have:

●	independence;
●	business experience that will contribute meaningfully to the deliberations of our Board;
●	a proven record of accomplishment;
●	a willingness to commit time and energy to our business affairs; and
●	diversity of thoughts and knowledge to challenge both the Board and management on technical and business matters.

In considering possible candidates for election as directors, the Nominating & Corporate Governance Committee may, in its discretion, review the qualifications and backgrounds of existing directors and other nominees (without regard to whether a nominee has been recommended by stockholders), as well as the overall composition of our Board, and recommend the slate of directors to be nominated for election at the ensuing Annual Meeting of stockholders.

The charter of our Nominating & Corporate Governance Committee provides that the committee will evaluate our corporate governance effectiveness and recommend such revisions, as it deems appropriate, to improve our corporate governance. The areas of evaluation may include such matters as the size and independence requirements of our Board, Board committees, management succession and planning, and regular meetings of our non-employee directors without management in executive sessions.

The Nominating & Corporate Governance Committee has not received any stockholder recommendations for nomination to our Board in connection with this year’s Annual Meeting. The Nominating & Corporate Governance Committee has recommended Messrs. Barrett, Hinds, Rogers and Steele for re-election.

Board Diversity. Our Nominating & Corporate Governance Committee charter requires the committee to review the composition of the Board as a whole and recommend, if necessary, measures to be taken so that our Board not only contains the required number of independent directors, but also reflects a diverse set of skills with the balance of knowledge, experience, skills, expertise, integrity, analytical ability and diversity as a whole that the committee deems appropriate. This review includes an assessment as to our Board’s current and anticipated need for directors with specific qualities, skills, experience or backgrounds; the availability of highly qualified candidates; committee workloads and membership needs; and anticipated director retirements. In making its recommendations, the Nominating & Corporate Governance Committee will also consider diversity on gender, racial, ethnic and any other self-identified diversity characteristics of directors and candidates to become directors, all with a view towards enhancing the effectiveness of our Board.

Leadership Structure. The Company’s bylaws provide that our Board annually elect one of its members to serve as Chairman; Mr. Jonathan Barrett currently serves as Chairman of the Board. Our Board believes that the interests of the Company and its stockholders are best served by maintaining the positions of Chairman and Chief Executive Officer separate and that this division of responsibilities provides an effective and efficient approach for addressing risk management.

Our corporate governance guidelines currently provide that non-management directors must meet at regularly scheduled executive sessions without management. During 2025, our non-management directors held four (4) executive sessions without management present.

Risk Oversight. It is the job of our executive officers, and other members of our senior management, to identify, assess, and manage our exposure to risk. At times, management has retained outside consultants to assist in identifying, assessing, analyzing and developing plans to mitigate enterprise risks. Our Board plays an important role in overseeing management’s performance of these functions. Our Board requires management to discuss and review efforts, policies and risks related to environmental, social, and governance (ESG). Identified metrics are measured and monitored with on-going dialogue with management on additional regulatory, compliance and community related requirements. Our Board has approved the Audit Committee Charter, which lists the primary responsibilities of the Audit Committee. Those responsibilities require the Audit Committee to discuss with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including cyber security risks, the substance of any significant litigation, contingencies or claims that had, or may have, a significant impact on the financial statements. The Audit Committee is also required to discuss with management and review the mechanisms, guidelines and policies that govern the processes by which risk assessment and management are undertaken.

Each of the Board’s other committees also oversee the management of risks that fall within such committee’s area of responsibility. Our Compensation Committee incorporates risk considerations, including the risk of loss of key personnel, as it evaluates the performance of our executive officers, reviews management development and determines compensation structure and amounts. Our Nominating & Corporate Governance Committee focuses on issues and risks relating to Board composition, leadership structures, succession planning and corporate governance matters. The focus of our Reserves Committee is on the integrity of the process of selecting our independent petroleum engineers and whether reports prepared by our independent petroleum engineers are prepared in accordance with the accepted or required petroleum engineering standards.

Our Board receives reports from its committees regarding the risks considered in their respective areas to ensure that our Board has a broad view of our strategy and overall risk management process. In performing its risk oversight function, each committee has full access to management, as well as the ability to engage advisors. Each committee’s charter is available on our website at www.battalionoil.com.

Insider Trading Policy; Policies as to Hedging and Company Securities. Our insider trading policy provides that the Company’s directors, officers (including named executive officers) and other employees (and certain other covered individuals) are specifically prohibited from, among other things, (i) selling Company securities short; or (ii) in respect of Company securities, engaging in put options, call options or other derivative securities on an exchange or in any other organized market. Our employees and directors are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan. Additionally, the policy provides for restrictions on the unauthorized disclosure of any non-public information acquired in the workplace and the misuse of material non-public information in securities trading. The Company’s trading window is managed to meet the objectives of this policy and to maintain compliance with SEC guidelines. A copy of the insider trading policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Incentive Compensation Recoupment Policy. On November 28, 2023, our Board adopted an Incentive Compensation Recoupment Policy (the “Recoupment Policy”). Under the Recoupment Policy, our Board, unless the Compensation Committee deems it impracticable, may take reasonably prompt action to recoup all amounts of erroneously awarded compensation in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under U.S. securities laws, including any required accounting restatement to correct a material error in previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period.

Communications with Directors. Our Board welcomes communications from our stockholders and other interested parties. Stockholders and any other interested parties may send communications to our (i) Board; (ii) any committee of our Board; (iii) Chairman of the Board; or (iv) any director in particular, directed to:

Battalion Oil Corporation
Attn: Corporate Secretary
820 Gessner Road, Suite 1100,
Houston, Texas 77024

Any correspondence addressed to our Board, to any committee of our Board, to the Chairman of the Board, or to any one of the directors in care of our offices is required to be forwarded to the addressee or addressees without review by any person to whom such correspondence is not addressed.

Directors’ Attendance at Stockholder Meetings. Our corporate governance guidelines provide that our directors are encouraged, but not required, to attend annual meetings of our stockholders. At the 2025 annual meeting of stockholders, none of our non-employee directors were able to attend the meeting.

Certain Relationships and Related Party Transactions

As required under SEC rules, the Company is required to disclose in our proxy statements any transactions that are determined to be directly or indirectly material to the Company or a related person. We have determined that during our fiscal year ended December 31, 2025, there were no transactions with related persons required to be disclosed under SEC rules.

In 2023 and 2024, the Company entered into the purchase agreements (further described below) with Luminus Management, LLC (“Luminus Management”), Oaktree Capital Management, LP (“Oaktree Capital”), and Gen IV Investment Opportunities, LLC (“Gen IV”), or affiliates thereof (collectively, the “Investors”), our largest three (3) existing stockholders, whose appointed representatives at such times made up fifty percent (50%) of our Board, namely (i) Mr. Jonathan Barrett, President of Luminus Management, (ii) Mr. Ajay Jegadeesan, Senior Advisor at Oaktree Capital, and (iii) Mr. David Chang, Senior Vice President at LS Power Development, LLC (an affiliate of Gen IV). Each of the transactions contemplated by the purchase agreements was approved by our Board upon recommendation by a special committee of disinterested directors that was established to evaluate the proposed terms of each transaction.

Series A Preferred Stock Purchase Agreement. Purchase Agreement dated March 24, 2023, pursuant to which the Company issued an aggregate of 25,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) for an aggregate purchase price of approximately $24,375,000. The allocated shares of Series A Preferred Stock issued to, and purchase price paid by, each of the Investors was: (i) 13,336 shares of Series A Preferred Stock issued to Luminus Energy Partners Master Fund, Ltd. (an affiliate of Luminus Management, collectively, “Luminus”) for the purchase price of $13,002,600; (ii) 6,526 shares of Series A Preferred Stock issued to

OCM HLCN Holdings, L.P. (an affiliate of Oaktree Capital, collectively “Oaktree”) for the purchase price of $6,362,850; and (iii) 5,138 shares of Series A Preferred Stock issued to Gen IV for the purchase price of $5,009,550.

Series A-1 Preferred Stock Purchase Agreement. Purchase Agreement dated September 6, 2023, pursuant to which the Company issued an aggregate of 38,000 shares of Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred Stock”) for an aggregate purchase price of approximately $37,050,000. The allocated shares of Series A-1 Preferred Stock issued to, and purchase price paid by, each of the Investors was: (i) 20,269 shares of Series A-1 Preferred Stock issued to Luminus for the purchase price of $19,762,275; (ii) 9,921 shares of Series A-1 Preferred Stock issued to Oaktree for the purchase price of $9,672,975; and (iii) 7,810 shares of Series A-1 Preferred Stock issued to Gen IV for a purchase price of $7,614,750.

Series A-2 Preferred Stock Purchase Agreement. Purchase Agreement dated December 15, 2023, pursuant to which the Company issued an aggregate of 35,000 shares of Series A-2 Convertible Preferred Stock (the “Series A-2 Preferred Stock”) for an aggregate purchase price of approximately $34,125,000. The allocated shares of Series A-2 Preferred Stock issued to, and purchase price paid by, each of the Investors was: (i) 17,211 shares of Series A-2 Preferred Stock issued to Luminus for the purchase price of $16,780,725; (ii) 11,159 shares of Series A-2 Preferred Stock issued to Oaktree for the purchase price of $10,880,025; and (iii) 6,630 shares of Series A-2 Preferred Stock issued to Gen IV for a purchase price of $6,464,250.

Series A-3 Preferred Stock Purchase Agreement. Purchase Agreement dated March 27, 2024, pursuant to which the Company issued an aggregate of 20,000 shares of Series A-3 Convertible Preferred Stock (the “Series A-3 Preferred Stock”) for an aggregate purchase price of approximately $19,500,000. The allocated shares of Series A-3 Preferred Stock issued to, and purchase price paid by, each of the Investors was: (i) 9,835 shares of Series A-3 Preferred Stock issued to Luminus for the purchase price of $9,589,125; (ii) 6,376 shares of Series A-3 Preferred Stock issued to Oaktree for the purchase price of $6,216,600; and (iii) 3,789 shares of Series A-3 Preferred Stock issued to Gen IV for a purchase price of $3,694,275.

Series A-4 Preferred Stock Purchase Agreement. Purchase Agreement dated May 13, 2024, pursuant to which the Company issued an aggregate of 20,000 shares of Series A-4 Convertible Preferred Stock (the “Series A-4 Preferred Stock”) for an aggregate purchase price of approximately $19,500,000. The allocated shares of Series A-4 Preferred Stock issued to, and purchase price paid by, each of the Investors was: (i) 9,835 shares of Series A-4 Preferred Stock issued to Luminus for the purchase price of $9,589,125; (ii) 6,376 shares of Series A-4 Preferred Stock issued to Oaktree for the purchase price of $6,216,600; and (iii) 3,789 shares of Series A-4 Preferred Stock issued to Gen IV for a purchase price of $3,694,275.

Related Party Transaction Review Policies and Procedures

Our Board of Directors has adopted policies and procedures for the review, approval, or ratification of transactions with related persons. Under these policies, the Audit Committee, or in appropriate circumstances, a committee of disinterested members of our Board, reviews any transaction in which the Company is a participant and in which (i) the amount involved exceeds $120,000, and (ii) a director, executive officer, director nominee, beneficial owner of more than 5% of any class of the Company’s voting securities, or any immediate family member of any of the foregoing persons, has a direct or indirect material interest.

In evaluating related person transactions, the Audit Committee considers all relevant facts and circumstances, including, among other things, whether the transaction is on terms no less favorable to the Company than those generally available from an unaffiliated third party under the same or similar circumstances, and the nature and extent of the related person’s interest in the transaction. The Audit Committee has the authority to evaluate any such conflicts of interest and recommend actions to be taken by our Board in connection with such conflicts of interest or to report the existence of any such conflicts of interest to the Board for it to take action, which may approve such transactions upon the Audit Committee’s recommendation and if the Board determines that the transaction is in, or not inconsistent with, the best interests of the Company and its stockholders.

Code of Conduct and Code of Ethics

The Company’s Code of Conduct and Code of Ethics for the Chief Executive Officer and Senior Financial Officers can be found on the Company’s website located at www.battalionoil.com. Any stockholder may request a printed copy of such materials by submitting a written request to:

Battalion Oil Corporation
Attn: Corporate Secretary
820 Gessner Road, Suite 1100
Houston, Texas 77024

If the Company amends the Code of Ethics or grants a waiver, including an implicit waiver, from the Code of Ethics, the Company will disclose the information on its website. The waiver information will remain on the website for at least twelve months after the initial disclosure of such waiver.

Named Executive Officers of the Company

The following table sets forth the names and ages of our executive officers, the positions and offices with us currently held by such persons and the months and years in which continuous service began:

Name	Exec. Officer Since	Age	Position
Matthew B. Steele	Apr. 2023	47	Chief Executive Officer (Our principal executive officer and principal financial officer)
Daniel P. Rohling	Oct. 2019	42	Executive Vice President and Chief Operating Officer
Walter R. Mayer	Feb. 2013	50	Senior Vice President, General Counsel and Corporate Secretary

Our executive officers are appointed to serve until the meeting of the Board following the next annual meeting of stockholders and until their successors have been elected and qualified. Biographical information for each of our currently serving executive officers is set forth below, except for Mr. Steele, whose biographical information is included under the heading “Proposal 1—Election of Directors” above.

Daniel P. Rohling | Executive Vice President and Chief Operating Officer

Executive Officer Bio Highlights:

■Mr. Rohling has served as Executive Vice President and Chief Operating Officer since October 2019 and previously served as Vice President, Operations from September 2019 until October 2019.
■Prior to joining the Company, Mr. Rohling served as Asset Vice President of Ajax Resources, LLC ("Ajax") from January 2018 until October 2018, when Ajax sold substantially all of its assets to Diamondback Energy, Inc.
■Prior to his tenure at Ajax, Mr. Rohling served as Executive Vice President and General Manager - Rockies at XRO Energy, LLC from November 2017 to January 2018.
■Earlier in his career, Mr. Rohling was employed by El Paso Corporation (now EP Energy Corporation), where he served in various operations, business development and management roles, ultimately serving as Permian Basin Asset Manager from June 2013 to November 2017.
■Mr. Rohling has more than 20 years of oil and gas operations experience. He holds a Bachelor of Science degree in Petroleum Engineering from Texas A&M University and is an active member of the Society of Petroleum Engineers.

Walter R. Mayer | Senior Vice President, General Counsel and Corporate Secretary

Executive Officer Bio Highlights:

■Mr. Mayer has served as Senior Vice President, General Counsel since January 2023 and as Corporate Secretary since November 2023. He previously served as Vice President, Legal since joining the Company in 2013.
■Prior to joining the Company, Mr. Mayer served as Associate General Counsel at Petrohawk Energy Corporation starting in 2010.
■Earlier in his career, Mr. Mayer worked in the litigation group of Vinson & Elkins, where his practice focused on commercial energy litigation.
■Mr. Mayer earned his Juris Doctor from the University of Virginia School of Law and is board certified in oil, gas and mineral law by the Texas Board of Legal Specialization.

Security Ownership of Certain Beneficial Owners and Management

The following sets forth information regarding the beneficial ownership of our common stock as of April 14, 2026 by (i) each person known by us to be the beneficial owner of more than 5% of our common stock; (ii) each of our named executive officers; (iii) each of our directors; and (iv) all or our current executive officers and directors as a group. As of April 14, 2026, 21,468,836 shares of our common stock were outstanding. Unless otherwise noted, the mailing address of each person or entity named below is 820 Gessner Road, Suite 1100, Houston, Texas 77024.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class*(1)
Luminus Management, LLC (2)	14,042,103	41.2%
Brookfield Oaktree Holdings, LLC (3)	12,303,949	41.3%
Gen IV Investment Opportunities, LLC (4)	5,542,173	20.5%
Alyeska Master Fund, L.P.	1,649,110	7.7%
Matthew B. Steele	8,782	*
Daniel P. Rohling	--	*
Walter R. Mayer	174	*
Jonathan D. Barrett (5)	14,042,103	41.2%
Gregory S. Hinds	11,601	*
William D. Rogers	4,000	*
All current directors and executive officers as a group (6 individuals)	14,066,660	41.3%
*	Less than one percent.
(1)	Unless otherwise indicated, each stockholder has sole voting and investment power with respect to all shares of common stock indicated as being beneficially owned by such stockholder. Shares of common stock that are not outstanding that a stockholder has the right to acquire within 60 days are included in the number of shares of common stock beneficially owned by such stockholder and are deemed outstanding for purposes of calculating the percentage of outstanding shares beneficially owned by such stockholder, but not for purposes of calculating the percentage of outstanding shares beneficially owned by any other stockholder. The beneficial ownership information assumes conversion of the Company’s outstanding preferred equity in accordance with the applicable certificates of designation as of April 4, 2026, including any adjustments in effect as of such date with respect to unpaid and accrued dividends. The actual number of shares of common stock issuable upon conversion may increase or decrease in accordance with the terms of the preferred equity.
(2)	Consists of (i) 1,462,288 shares of Common Stock and (ii) 12,579,815 shares of Common Stock that may be acquired through the conversion of the preferred equity held of record by Luminus Management, LLC (“Luminus”). This information is based solely on information provided to us from Luminus on April 17, 2026. The business address for Luminus is 1811 Bering Drive, Suite 400, Houston, Texas 77057. Ownership and voting rights shared with Jonathan D. Barrett.
(3)	Consists of (i) 3,988,089 shares of Common Stock and (ii) 8,315,860 shares of Common Stock that may be acquired through the conversion of the preferred equity held of record by Brookfield Oaktree Holdings, LLC (“Oaktree”). This information is based solely on information provided to us from Oaktree on April 17, 2026. The business address for Oaktree is 333 S. Grand Avenue, 28th Floor, Los Angeles, California 90071.
(4)	Consists of 5,542,173 shares of Common Stock that may be acquired through the conversion of the preferred equity held of record by Gen IV Investment Opportunities, LLC (“Gen IV”). This information is based solely on information provided to us from Gen IV on April 20, 2026. The business address for Gen IV is 1700 Broadway, 35th Floor, New York, New York 10019.
(5)	Ownership and voting rights shared with Luminus Management, LLC.

Executive Compensation

The following discussion of executive compensation contains descriptions of various employment-related agreements and employee benefit plans. These descriptions are qualified in their entirety by reference to the full text of the referenced agreements and plans, which have been filed by us as exhibits to our reports on Forms 10-K, 10-Q and 8-K filed with the SEC.

Our compensation philosophies and programs are designed, structured and administered under the oversight of the Compensation Committee. Among the important responsibilities delegated to the Compensation Committee by our Board is evaluating the performance of, and making recommendations on the compensation of, the senior management of the Company, including the performance and compensation of our executive officers discussed below.

For the purposes of our discussion, our named executive officers (“NEO”) for 2025 are:

Name	Title
Matthew B. Steele	Chief Executive Officer (principal executive officer & principal financial officer)
Daniel P. Rohling	Executive Vice President, Chief Operating Officer
Walter R. Mayer	Senior Vice President, General Counsel and Corporate Secretary

Our Compensation Committee

The Compensation Committee of the Board is comprised entirely of independent directors in accordance with the applicable rules of the NYSE American. The primary duties and responsibilities of the Compensation Committee are to implement our compensation policies and programs for senior management, including the NEOs. The Compensation Committee has the authority under its charter to select and engage the services of a compensation consultant, independent legal counsel or other advisor after considering certain factors relevant to independence from management. After conducting its independence assessment, the Compensation Committee has the authority to engage, obtain the advice of, oversee, terminate and determine funding for such independence professional advisors, including but not limited to consulting firms, independent legal counsel or other advisors, as the Compensation Committee determines appropriate to carry out its functions. A current copy of the Compensation Committee charter is available on our website at www.battalionoil.com under the section entitled “Investors — Corporate Governance.” The Compensation Committee also reviews and assesses the adequacy of its charter, at least annually, and recommends any proposed changes to our Board for approval.

The chairman of the Compensation Committee works with our Chief Executive Officer, or the officer of the Company responsible for managing employee compensation, to establish an agenda for each meeting of the Compensation Committee and to prepare meeting materials. Various members of management, including our Chief Executive Officer, may be invited to attend all or a portion of a Compensation Committee meeting depending on the nature of the matters to be discussed. Only members of the Compensation Committee vote on items before the Compensation Committee; however, the Compensation Committee and the Board often solicit the views of senior management on compensation matters, in particular as they relate to the compensation of other members of senior management.

The Role of Our Independent Compensation Consultant

In 2025, the Compensation Committee determined not to engage an independent compensation consulting firm and relied on previously provided reports, analyses, and/or advice regarding the appropriate compensation benchmarks for our 2025 compensation program for senior management, including our NEOs.

2025 Executive Compensation

Summary Compensation Table. The table below sets forth information regarding compensation for our NEOs for the years indicated:

Name and Principal Position	Year	Salary (1)	Bonus(2)	Stock Awards (3)	All Other Compensation(4)	Total
Matthew B. Steele	2025	$367,500	$505,000	—	$1,107	$873,607
Chief Executive Officer	2024	$294,063	$367,500	—	$1,107	$662,670
Daniel P. Rohling	2025	$367,500	$512,500	—	$53,201	$933,201
Executive Vice President and Chief Operating Officer	2024	$356,562	$367,500	$38,983	$24,107	$787,152
Walter R. Mayer	2025	$284,350	$288,263	—	$34,013	$606,626
Senior Vice President, General Counsel & Corporate Secretary	2024	$284,350	$231,263	$12,996	$24,107	$534,716
(1)	Represents actual base salary paid in the year.
(2)	Comprised of an annual cash incentive and a payment under a one-time cash retention arrangement subject to continued employment and customary clawback provisions.
(3)	Amounts for fiscal year 2024 have been revised to reflect RSUs that vested in 2024 but were not included in the Company’s 2024 proxy statement due to administrative timing. These awards were settled in cash in 2025 and are attributed to 2024 in accordance with SEC rules.
(4)	For 2025, the amounts reported for “All Other Compensation” include amounts provided to the NEOs as outlined in the table below, with respect to (a) the matching contribution that we make on account of employee contributions under our 401(k) Savings Plan; (b) premiums paid by the Company for executive long-term disability insurance, and (c) a one-time cash liquidity payment related to previously vested equity, in consideration of the Company’s extended blackout period.

All Other Compensation
Named Executive Officer	(a)	(b)	(c)
Matthew B. Steele	—	$1,107	—
Daniel P. Rohling	$23,500	$1,107	$28,594
Walter R. Mayer	$23,500	$1,107	$9,406

Narrative Disclosure to Summary Compensation Table

The principal elements of our executive compensation program are base salary, annual cash incentives (which are dependent upon our annual assessment of management performance), long-term equity incentives and post-termination severance (under certain circumstances), and other benefits and perquisites, consisting of life and health insurance benefits, a qualified 401(k) savings plan and limited tax gross ups. From time to time, we may vary the mix of compensation utilized, depending upon our current view of the most effective method to provide incentives under current market conditions, taking into account the compensation practices of our compensation peer group and the advice of our independent compensation consultant. All long-term incentives are awarded under the Plan. No grants of Plan-based awards were made to our NEOs during 2025.

Base Salary. We review base salaries for our executive officers annually to determine if a change is appropriate. In reviewing base salaries, we consider several factors, including a comparison to base salaries paid for comparable positions in our compensation peer group, the relationship among base salaries paid within our Company and individual experience and contributions. Our intent is to set base salaries at levels that we believe are consistent with our compensation program design objectives and align our executives with peers to allow the Company to retain executive talent in a competitive environment.

Annual Cash Incentives. We typically determine annual cash incentives following the end of the year on the basis of management performance during the year. Generally, at the beginning of the year, the Compensation Committee establishes certain operating and financial performance metrics, assigns them relative weightings and establishes annual targets for payout for each of them. Targeted payouts may range from 0% of base salary for not meeting the minimum annual targets, 100% of base salary for achieving more aggressive annual targets and 200% of base salary for achieving the most aggressive, or “stretch,” annual targets. Targets at the 100% payout level are intended to be achievable but challenging to reach. Individual performance may also factor into establishing annual cash incentives as our Compensation Committee recognizes that each member of senior management will contribute to the overall success in the achievement of our goals to varying degrees, and it may take these relative contributions into account when considering compensation generally, and annual cash incentives in particular.

Our Compensation Committee typically retains a significant level of discretion with respect to annual cash incentive awards regardless of the degree to which pre-established operating and financial performance metrics are met because of the limitations inherent in pre-established quantitative measures of performance when operating in a dynamic business environment. At the beginning of 2025, our Compensation Committee established operating and financial performance metrics covering the following areas:

●	health and safety, including total reportable incident rate targets; non-planned H2S alarms; serious incident near misses; OSHA recordable events; and average quality field observations per quarter;
●	capital efficiency, as evidenced by oil production volume and capital expenditure targets;
●	controlling costs, including lease operating expense per Boe, cash G&A and average well cost targets;
●	financial targets for EBITDA, leverage ratio and oil deducts;
●	consummation of transaction resulting in a change in control of the Company; and
●	corporate targets, including increases in market capitalization, syndication of the revolving credit agreement and monetization of certain assets.

The specific targets adopted were intended to be challenging but achievable. Incentive opportunities for the named executives were 100% of base salary for achieving minimum targets up to a maximum of 200% for achieving stretch targets, with performance falling between targets determined using linear interpolation. As noted earlier, as a general matter we do not believe that strictly formulaic or inflexible compensation programs are necessarily appropriate for our Company, particularly given the dynamic nature of our Company and business environment, nor do we believe that such programs will necessarily provide appropriate incentives or rewards for the performance that we expect; therefore, our Compensation Committee typically retains significant discretion in assessing the performance of the Company or an individual, may alter performance metrics and targets as circumstances warrant and, in doing so, take such factors into consideration as may be deemed appropriate from time to time. Accordingly, compensation, including annual cash compensation, may vary greatly from year to year and from executive to executive as a consequence of corporate performance and individual contribution relative to such factors that we may consider important, which may carry varying weight over time depending on the circumstances.

In December 2025, the Compensation Committee reviewed the performance of the Company and management for the year ended December 31, 2025, against the performance metrics established at the beginning of 2025. Based on performance and adjustments, the Compensation Committee recommended, and the Board approved, short-term incentive payments to our current named executive officers, as reflected under the column heading “Bonus” in the “Summary Compensation Table” appearing elsewhere herein.

Additionally, pursuant to the R&I Plan (defined below), the Compensation Committee recommended, and the Board approved, payment of cash bonuses (the “Retention Bonuses”) to participants who were employees at the time the Plan was implemented, including our NEOs, and who remain employed by the Company through December 31, 2026 (the “Retention Bonus Term”). Subject to certain restrictions, the Retention Bonuses consist of two payments, the first payment occurred in early March 2025, and the second will become payable at the end of the Retention Bonus Term. The Retention Bonuses are subject to the participant’s continued employment with the Company and would be owed back to the Company if the participant leaves the Company without good reason or if their employment is terminated for cause before the Retention Bonus Term. The first payment of the Retention Bonuses is reflected under the column heading “Bonus” in the “Summary Compensation Table” appearing elsewhere herein. The treatment of the Retention Bonuses upon termination of employment is reflected in the termination benefits table appearing elsewhere herein.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements. The Company has entered into employment agreements with each of Messrs. Rohling and Mayer, which automatically renew annually for successive one (1) year periods unless either party provides written notice of non-renewal at least thirty (30) days prior to the expiration of the then-effective term.

Retention and Incentive Plan. On March 4, 2025, the Company adopted a Retention and Incentive Plan (the “R&I Plan”) to provide for certain compensation for retention and incentives to eligible employees of the Company, including NEOs. Under the R&I Plan, the Company entered into a retention agreement with each of the named executive officers referenced below.

Potential Payments Upon a Change in Control. The Board has approved certain incentive arrangements intended to promote retention and alignment of key employees, including the named executive officers, in connection with a potential Change in Control. These arrangements include a Change in Control bonus program and a transaction‑based incentive plan that may provide cash, equity, or a combination thereof upon the consummation of a qualifying Change in Control, subject to applicable conditions, performance criteria, and Board approval. Any awards under these arrangements would be determined at the discretion of the Board of Directors and may be amended, modified, or terminated at any time.

Pursuant to the employment agreements and retention agreements, if the Company terminates an executive’s employment without “Cause” or the executive terminates his employment with the Company for “Good Reason” prior to the end of the then-applicable employment term or retention term, such executive is entitled to the termination benefits set forth on the following table, both prior to and after the occurrence of a change of control of our Company.

	Severance	Vesting of	2026 Bonus &	Change in Control
	Payment (1)	RSUs (2)	Retention (3)	Bonus (4)	Other (5)	Total
Without Cause/For Good Reason
Matthew B. Steele	$43,676	—	$137,500	—	$6,385	$187,561
Daniel P. Rohling	$500,000	—	$362,652	—	—	$862,652
Walter R. Mayer	$292,881	—	$206,796	—	$34,982	$534,659

Following Change of Control
Matthew B. Steele	$43,676	—	$137,500	$1,270,000	$6,385	$1,475,561
Daniel P. Rohling	$500,000	$30,017	$362,652	$1,000,000	—	$1,892,669
Walter R. Mayer	$292,881	$10,006	$206,796	$450,000	$34,982	$994,666
(1)	Pursuant to the Company’s Severance Policy, Mr. Steele’s severance payment would be six (6) weeks of his current base salary. Mr. Rohling’s severance payment would be the exact dollar amounts listed. Mr. Mayer’s severance payment would be calculated as one-time his current base salary.
(2)	As reflected above, the value of unvested restricted stock units, that would vest under each of these termination scenarios is based on a common stock consideration price of $1.13 per share, the last trading day of our 2025 fiscal year. Amounts reflected under “Following Change of Control” assume, in part, that certain RSUs granted vest in full upon the achievement of specified business combination objectives or upon the occurrence of a Change of Control Event, as defined in the applicable award agreements.
(3)	Includes (i) advance payment of key employee retention agreements, and (ii) for each of Mr. Rohling and Mr. Mayer, a prorated bonus calculated at target (prorated through June 30, 2026, using target rates).
(4)	Discretionary bonus pool to be allocated by the Board based on a successful change in control.
(5)	Other severance benefits, include payments for COBRA premiums plus $2,000, representing the cost of outplacement services.

Each executive’s right to receive termination payments is conditioned upon executing a general release of claims in the Company’s favor. The executive must also agree to refrain from disclosing the Company’s confidential information during or at any time following his employment with the Company and from soliciting the Company’s employees or consultants for one (1) year following termination of his employment. Mr. Rohling must also agree to refrain from such competing activities for six (6) months following termination of employment.

Retirement Benefits. We do not maintain a defined benefit pension plan or retiree medical program that covers members of senior management. Retirement benefits to our senior management, including the named executive officers, are currently provided solely through a tax-qualified profit sharing and 401(k) plan (our “Savings Plan”). We match 100% of the amount an employee contributes to the Savings Plan, subject to a 10% maximum based on the employee’s compensation as defined in the Savings Plan. Members of senior management participate in the Savings Plan on the same basis as other eligible employees.

The Savings Plan provides for various investment options, for which the participant has sole discretion in determining how both the employer and employee contributions are invested. The independent trustee of the Savings Plan then invests the assets of the Savings Plan as directed by participants. The Savings Plan does not provide our employees the option to invest directly in our securities. The Savings Plan offers in-service withdrawals in the form of after-tax account distributions and age 59.5 distributions. We believe that the Savings Plan supports the objectives of our compensation structure, including the ability to recruit and retain senior and experienced mid- to late-career executive talent for critical positions within our organization.

Pay versus Performance Table

The table below sets forth information regarding compensation for our principal executive officer and the financial performance of the Company for the years indicated:

	Pay						Performance
	PEO (1)				Average of other NEOs (2)
Year	Summary Compensation Table Total (Steele)	Summary Compensation Table Total (Little)	Compensation Actually Paid (Steele)	Compensation Actually Paid (Little)	Summary Compensation Table Total	Average Compensation Actually Paid	Value of Initial Fixed $100 Investment Based on Total Shareholder Return	Net Income
2025	$873,607	—	$736,107	—	$769,914	$659,914	$$11.64	$11,879,000
2024	$662,670	—	$662,670	—	$660,934	$486,273	$$17.71	$(31,882,115)
2023	$313,183	$1,142,100	$313,183	$416,549	$647,574	$496,048	$$98.97	$(3,048,000)
(1)	For 2025, 2024 and Apr. – Dec. 2023, Matthew B. Steele was the Principal Executive Officer (“PEO”). For Jan. – Mar. 2023 the PEO was Richard H. Little.
(2)	The Non-PEO NEOs were, for the respective year(s): (a) Daniel P. Rohling and Walter R. Mayer for 2025 and 2024; and (b) Daniel P. Rohling, Walter R. Mayer and Leah R. Kasparek for 2023.

Pay versus Performance Graphs.

Outstanding Equity Awards at Fiscal Year End

The following table summarizes the number of securities underlying outstanding plan awards for each named executive officer as of December 31, 2025.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units Or Other Rights That Have Not Vested
Matthew B. Steele	—	—	—	—	—	—	—
Daniel P. Rohling	26,564	—	$18.91	2/20/2027	26,564	$30,017	—
	26,564	—	$28.23	2/20/2027	—	—	—
	26,564	—	$37.83	2/20/2027	—	—	—
Walter R. Mayer	8,855	—	$18.91	2/20/2027	8,855	$10,006	—
	8,855	—	$28.23	2/20/2027	—	—	—
	8,855	—	$37.83	2/20/2027	—	—	—
(1)	Calculated based upon the closing market price of our common stock as of December 31, 2025, the last trading day of our 2025 fiscal year ($1.13) multiplied by the number of unvested awards at year-end. As of December 31, 2025, vesting of the RSUs as a result of a Change of Control Event or Transactions (as defined in the applicable award agreements) had not occurred, and the RSUs remained unvested.

Director Compensation

2025 Director Compensation

The table below sets forth certain information concerning the compensation earned in 2025 by our non-employee directors for service on our Board and committees of the Board.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
Jonathan D. Barrett	$225,000	—	—	—	$225,000
David Chang (1)	$175,000	—	—	—	$175,000
Gregory S. Hinds	$175,000	—	—	—	$175,000
Ajay Jegadeesan (1)	$150,000	—	—	—	$150,000
William D. Rogers	$200,000	—	—	—	$200,000
(1)	Effective March 31, 2026, each of David Chang and Ajay Jegadeesan resigned from the Board.

Narrative Disclosure to Director Compensation Table

Annual compensation for each committee chairperson and committee member for all of the committees of our Board for 2025 is set forth below:

Non-Employee Directors	Amount
Annual Retainer:
Non-Executive Chairman of the Board	$225,000
Non-Employee Director	$150,000
Additional Annual Retainers— Committee Chair:
Audit Committee Chair	$25,000
Compensation Committee Chair	$25,000
Nominating & Corporate Governance Committee Chair	$25,000
Reserves Committee Chair	$25,000

Fees are paid in four equal quarterly installments.

Employee directors receive no additional compensation for service on our Board or any committee of the Board. All directors receive actual expense reimbursements associated with attending Board and committee meetings. We revisit non-employee director compensation as circumstances warrant and may adjust compensation in response to competitive market conditions and other factors. Historically, we have targeted non-employee director compensation at the 50th percentile of our compensation peer group.

Accountants and Audit Committee

Audit Committee Report

Dear Stockholder:

The Audit Committee has reviewed and discussed with management of Battalion and Deloitte & Touche LLP (“Deloitte”), the firm serving as the independent registered public accountant of Battalion, the audited financial statements of Battalion as of, and for the fiscal year ended December 31, 2025 (the “Audited Financial Statements”). In addition, we have discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Audit Committee also has received the written disclosures and the letter from Deloitte, required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee, concerning independence, and the Audit Committee has discussed with that firm its independence from Battalion. Upon such review, the Audit Committee has concluded that the independent registered public accountant is independent from Battalion and its management. We have also discussed with management of Battalion and Deloitte such other matters and received such assurances from them as we deemed appropriate.

Management is responsible for Battalion’s internal controls and the financial reporting process. Deloitte is responsible for performing an independent audit of Battalion’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing monitoring and oversight process, discussions with management and a review of the report of Deloitte with respect to the Audited Financial Statements, and relying thereon, the Committee has recommended to the Board the inclusion of the Audited Financial Statements in Battalion’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

The Audit Committee has considered the requirements of the Sarbanes-Oxley Act of 2002 with respect to the responsibilities of audit committees of public companies. The Audit Committee and the Board of Battalion are committed to compliance with all provisions of that statute and related regulations. Actions will be taken by the Audit Committee and the Board as statutory and regulatory provisions become effective for Battalion and for audit committees and independent registered public accountants generally.

MEMBERS OF THE COMMITTEE:

William D. Rogers (Chairman) Gregory S. Hinds

(The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed with the Securities and Exchange Commission or incorporated by reference into any filing of Battalion under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Battalion specifically incorporates the Audit Committee Report by reference in such filing)

Independent Registered Public Accounting Firm

PCAOB ID No:	34	Auditor Name:	Deloitte & Touche LLP	Auditor Location:	Houston, Texas

Deloitte is the independent registered public accounting firm selected by our Audit Committee as the independent registered public accountant for the fiscal years ended December 31, 2025 and 2024. During the years ended December 31, 2025 and 2024, neither the Company nor anyone acting on its behalf consulted Deloitte with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as defined in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Attendance at the Annual Meeting by Deloitte Representative

A representative of Deloitte will be invited to the Annual Meeting of the stockholders. If in attendance, Deloitte will have the opportunity to make a statement if it desires to do so, and the Deloitte representative is expected to be available to respond to appropriate questions.

Fees

The following table presents fees billed for professional audit services rendered by Deloitte, our principal accounting firm for the years ended December 31, 2025 and 2024. The table also presents fees for other services rendered by Deloitte during those periods; we paid all such fees.

	2025	2024
Audit Fees	$1,490,000	$1,520,000
Audit-Related Fees	—	305,000
Tax Fees	$118,650	$113,000
All Other Fees	—	—
Total	$1,608,650	$1,938,000

As used above, the following terms have the meanings set forth below:

Audit Fees. The fees for professional services rendered by Deloitte for the audit of our annual financial statements, for the review of the financial statements included in our quarterly reports on Form 10-Q and for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements and private placements, including but not limited to registration statements, for the years ended December 31, 2025 and 2024.

Audit-Related Fees. For the year ended December 31, 2024, the fees for audit‑related services consisted primarily of professional services provided by Deloitte in connection with the review of merger‑related proxy statements, including the initial proxy statement and subsequent amended and definitive proxy statements prepared in connection with a proposed merger transaction. There were no audit-related fees for 2025.

Tax Fees. The fees for professional services rendered by Deloitte for tax compliance, tax advice, and tax planning.

Audit Committee Pre-Approval Policy

All audit fees, audit-related fees and tax fees as described above for the years ended December 31, 2025 and 2024 were pre-approved by our Audit Committee, which concluded that the provision of such services by Deloitte was compatible with the maintenance of their respective independence in the conduct of their auditing functions. Our Audit Committee’s pre-approval policy provides that pre-approval of all such services must be approved separately by the Audit Committee. The Audit Committee has not delegated any such pre-approval authority to anyone outside the Audit Committee. The chairman of the Audit Committee has been delegated the authority to pre-approve services to be performed by our independent registered public accountant in the annual amounts of (i) $1,850,000 for audit-related services, without restriction; and (ii) $160,000 for other permissible non-audit services, including services associated with the Company's SEC filings.

Proposal 2
— Ratification of Appointment of Independent Registered Public Accountant

The Audit Committee has appointed Deloitte & Touche LLP ("Deloitte") as the independent registered public accounting firm to serve as our independent registered public accountant in respect of the fiscal year ending December 31, 2026. The Audit Committee recommends that our stockholders ratify this appointment.

The affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and voting on Proposal No. 2 shall constitute ratification of the selection of Deloitte as our independent registered public accountant in respect of the fiscal year ending December 31, 2026. If our stockholders do not ratify the appointment of Deloitte, the appointment of an independent registered public accounting firm to serve as the independent registered public accountant for the fiscal year ending December 31, 2026 will be reconsidered by the Audit Committee.

Representatives of Deloitte will be invited to be present at the meeting and allowed opportunity to address the meeting and respond to appropriate questions.

During the years ended December 31, 2024 and 2025 and for the subsequent interim period through the date of this report, neither the Company nor anyone acting on its behalf consulted Deloitte with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as defined in Items 304(a)(1)(iv) and (v) of Regulation S-K.

The Board unanimously proposes and recommends that you vote “FOR” the approval of the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accountant for the fiscal year ending December 31, 2026.

Submission of Stockholder Proposals
for our Next Annual Meeting of Stockholders

Stockholder proposals intended to be presented under Rule 14a-8 under the Exchange Act for inclusion in our proxy statement and accompanying proxy for our next annual meeting of stockholders, including nomination of an individual for election as a director at the next annual meeting of stockholders, must be received at our principal executive offices in Houston, Texas, not less than 120 calendar days before the one year anniversary of the date of this proxy statement, and must meet all the requirements of Rule 14a-8. However, if the date of the next annual meeting of stockholders changes by more than 30 days before or 60 days from the one-year anniversary of this Annual Meeting’s date, then the deadline is a reasonable time before the Company begins to print and send its proxy materials. If a stockholder intends to present a proposal at our next annual meeting but has not sought the inclusion of such proposal in our proxy materials, the written notice of such proposal must be delivered to our Corporate Secretary not less than sixty (60) nor more than ninety (90) days prior to the one-year anniversary of the Annual Meeting date, in connection with this proxy statement. If we mail or otherwise provide notice, or public disclosure, of the date of our annual meeting on a date that is less than seventy (70) days prior to the date of the annual meeting, the stockholder’s notice that he or she proposes to bring business before the annual meeting must be received by us no later than the tenth business day following the day on which our notice of the annual meeting was mailed, or public disclosure was made, whichever event first occurs.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 12, 2027. If the date of the 2027 annual meeting of stockholders changes by more than 30 days from the anniversary of the Annual Meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of the 2027 annual meeting of stockholders or the 10th calendar day following public announcement by the Company of the date of the 2027 annual meeting of stockholders.

Proposals and other notices should be sent to (the use of certified mail, return receipt requested, is suggested):

Battalion Oil Corporation
Attn: Corporate Secretary
820 Gessner Road, Suite 1100
Houston, Texas 77024

Delivery of Documents to Stockholders Sharing an Address. The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. A number of brokers with account holders who are our stockholders will be householding our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, please notify your broker or contact us at: Battalion Oil Corporation, Attn: Corporate Secretary, 820 Gessner Road, Suite 1100, Houston, Texas 77024, telephone: (832) 538-0300.

Other Matters

The Board knows of no other proposals that may properly be presented for consideration at the Annual Meeting but, if other matters do properly come before the Annual Meeting, and provided you vote your shares using the instructions on the notice of Internet availability of proxy materials, or, if you received a paper copy of the proxy card, by completing, signing, dating and returning the proxy card, thereby consenting to be represented at the Annual Meeting by proxy, the persons named in the proxy will vote your shares according to their best judgment.

By Order of the Board of Directors of Battalion Oil Corporation

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V96467-P51269 01) Jonathan D. Barrett 02) Gregory S. Hinds 03) Matthew B. Steele 04) William D. Rogers For All Withhold All For All Except For Against Abstain To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. Nominees: 2. To ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent registered public accountant for the fiscal year ending December 31, 2026. BATTALION OIL CORPORATION The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposal: NOTE: To transact such other business as may properly come before the Annual Meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1. To elect four directors to serve until the next Annual Meeting of Stockholders in accordance with our certificate of incorporation and bylaws. ! ! ! BATTALION OIL CORPORATION C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 ! ! ! SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on June 10, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on June 10, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V96468-P51269 BATTALION OIL CORPORATION Annual Meeting of Stockholders June 11, 2026 11:00 AM This proxy is solicited by the Board of Directors The stockholders hereby appoint Matthew B. Steele and Walter R. Mayer, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of BATTALION OIL CORPORATION that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM Central Time on June 11, 2026, at Two Memorial City Plaza, 820 Gessner Road, Live Oak Training Center (1st Floor), Houston, Texas 77024, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.